	4th Quarter 2008 Excluding additional week
(In thousands)
	As Reported	Extra Week	Adjusted
	(13 Weeks)	Adjustment	(12 Weeks)
Segment Sales

Food Distribution	$706,333	(59,702)	646,631
Military	333,982	(28,463)	305,519
Retail	148,127	(11,609)	136,518

Total Company Sales	$1,188,442	(99,774)	1,088,6687
Segment EBITDA

Food Distribution	$26,568	(2,246)	24,322
Military	12,698	(1,082)	11,616
Retail	8,291	(650)	7,641
Unallocated Corporate Overhead	(12,053)	1,012	(11,041)

Total Company Consolidated EBITDA	$35,504	(2,966)	32,538